EXHIBIT 77Q1(a)1

An Amendment, dated December 9, 2003, to the Amended and Restated Declaration of Trust (dated August 12, 2003) terminating Vertex International Fund as described in the Post-Effective Amendment No. 21 to the Registration Statement for MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2004, under Rule 485 of the Securities Act of 1933 is incorporated herein by reference.